UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2007

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

People’s United Financial, Inc. (the “Company”) held its Annual Meeting of Shareholders on October 18, 2007. At the Annual Meeting, the shareholders of the Company approved the adoption of (a) the People’s United Financial, Inc. 2007 Recognition and Retention Plan (the “RRP”) and (b) the People’s United Financial, Inc. 2007 Stock Option Plan (the “SOP”). Each of these plans constitutes a material compensatory plan within the meaning of this Item 5.02.

The principal executive officer, principal financial officer, and all other executive officers (including all named executive officers) of the Company are eligible to participate in, and receive awards pursuant to, each of these plans. To date, no grants have been made to any participant in the RRP or the SOP.

The Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 13, 2007 includes a brief description of the terms and conditions of the RRP and the SOP under the headings “Item II. Adoption of the 2007 Recognition and Retention Plan” and “Item III. Adoption of the 2007 Stock Option Plan”, respectively.

Item 9.01.	Financial Statements and Exhibits

(d)	The following Exhibits are filed as part of this Report.

Exhibit No.	Description
10.26	People’s United Financial, Inc. 2007 Recognition and Retention Plan

10.27	People’s United Financial, Inc. 2007 Stock Option Plan

[signature appears on following page]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: October 22, 2007	By:	/s/ Eric J. Appellof
(Signature)

	Name:	Eric J. Appellof
	Title:	Vice President and Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.26	People’s United Financial, Inc. 2007 Recognition and Retention Plan

10.27	People’s United Financial, Inc. 2007 Stock Option Plan